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                                                                   EXHIBIT 10.21


                      TRANSLATION FROM THE GERMAN LANGUAGE


                            ASSET PURCHASE AGREEMENT
                                (THE "AGREEMENT")

                                JANUARY 11, 2002

                                    between

1. BAYERISCHE TRAILERZUG GESELLSCHAFT FUR BIMODALEN GUTERVERKEHR MBH, Poccistrasse 7, D-80336 Munich (the "Purchaser" or "BTZ" ),

                                      and

2.    WABASH NATIONAL CORPORATION,
      1000 Sagamore Parkway South, Lafayette, Indiana 47905, U.S.A. (the "SELLER" or "WABASH").

The Purchaser and the Seller, as the case may be, each are referred to herein as a "PARTY" and collectively as the "PARTIES".
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                      TRANSLATION FROM THE GERMAN LANGUAGE


WHEREAS

(1) The Purchaser is a company with limited liability under German law with its registered seat in Munich, Germany, and is registered in the Commercial Register Munich under registration number HRB 97439.

(2) The Seller is a corporation under the laws of Delaware, with its commercial seat in Lafayette, Indiana, U.S.A.

(3) ETZ Europaische Trailerzug Beteiligungsgesellschaft mbH ("ETZ" or the "COMPANY") is a company with limited liability under German law with its registered seat in Munich, Germany, registered under registration number HRB 106942 in the Commercial Register Munich. As of this date Brennero Trasporto Rotaio S.p.A., Bimodal and Wabash have concluded a Framework Agreement (the "FRAMEWORK AGREEMENT").

(4) In execution of the respective terms and conditions of the Framework Agreement, the Seller wishes to sell the Purchaser, and the Purchaser wishes to purchase from the Seller the assets listed in Annex ./1 to the Framework Agreement.

NOW, THEREFORE, in consideration of the mutual promises made herein and mutual benefits to be derived from this Agreement, the Parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

Except if expressly stated otherwise in this Agreement, the defined terms in this Agreement shall have the same meaning as in the Framework Agreement.

The defined terms in this Agreement shall have the meaning as set out below:

AGREEMENT                   This asset purchase agreement.

FRAMEWORK AGREEMENT         The framework agreement between the Parties as of
                            this date.

PURCHASE PRICE              The aggregate purchase price for the Acquired Assets
                            pursuant to Article IV of this Agreement.

PURCHASER                   BTZ Bayerische Trailerzug Gesellschaft fur bimodalen
                            Guterverkehr mbH.

PARTIES                     Wabash and BTZ.


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                      TRANSLATION FROM THE GERMAN LANGUAGE


                                   ARTICLE II
                                    PURCHASE

(1) The assets to be sold are existing trailers and bogies as listed in Annex ./1 to the Framework Agreement (the "ACQUIRED ASSETS") owned by the Seller and currently operated by BTZ.

(2) The Seller hereby sells to the Purchaser, and the Purchaser purchases from the Seller the Acquired Assets at the Purchase Price and under the conditions provided in this Agreement.

(3)   The Purchaser hereby undertakes to pay the Purchase Price set forth in
      Article IV to the Seller pursuant to the terms and conditions provided in this Agreement.

                                  ARTICLE III
                          TRANSFER OF ACQUIRED ASSETS

(1) This Agreement shall be enter into force upon effectiveness of the Framework Agreement. The Purchaser and the Seller agree that ownership in the Acquired Assets shall pass from the Seller to the Purchaser upon effectiveness of this Agreement and upon fulfilment of the financing obligation pursuant to Article IV of the Framework Agreement.

(2) As of the date as indicated in Paragraph (1) of this Article III above, the Seller shall transfer to the Purchaser the Acquired Assets including the letters pursuant to Annex ./1 of the Framework Agreement. In the event of the Seller not being in direct possession (unmittelbarer Besitz) of the Acquired Assets, the Seller hereby assigns its claim for redelivery (Herausgabeanspruch) against the respective possessor (Besitzer) to the Purchaser. The Seller will use its best knowledge to make efforts to support the bank financing provided for under the Framework Agreement by entering into a so-called remarketing agreement in conformity with banking and referring to the Acquired Assets, such remarketing agreement corresponding to existing remarketing agreements entered into with KfW and Deutsche Bank.

                                   ARTICLE IV
                                 PURCHASE PRICE

(1) The Purchase Price for the Acquired Assets sold pursuant to Article II above shall be in the total amount of (euro) 1,-- (Euro one) plus, if applicable, VAT (the "PURCHASE PRICE").

(2) The Purchase Price shall be due as of the date of this Agreement and shall be paid by the Purchaser to the Seller in cash.


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                      TRANSLATION FROM THE GERMAN LANGUAGE


                                   ARTICLE V
               LIMITATION OF WARRANTY/EXCLUSION OF FURTHER CLAIMS

Unless otherwise expressly provided in this Agreement or the Framework Agreement the following shall apply:

(1) The Acquired Assets are sold "as is- where is" out of the property of the Seller, unencumbered by third party rights. All necessary and/or required technical examinations, in particular the main technical check ups and examinations of the breaks (Haupt- und Bremsuntersuchung) have been conducted in due manner and time. Considering the inspection performed by the Purchaser and the continued use of the Acquired Assets by it, any contractual liability or liability based on statue of the Seller in terms of material defects (Sachmangel) is expressly excluded. The Seller shall, however, be liable for defect of title (Rechtsmangelhaftung) according to the relevant provisions of statutory law. Rescission from (Rucktritt) and unwinding of (Wandlung) the Agreement is excluded, unless otherwise provided in the Agreement.

(2) Notwithstanding Paragraph (1) of this Article V above, the provisions of the Framework Agreement shall apply to the type and volume of liability arising under this Agreement.

                                   ARTICLE VI
                                CONFIDENTIALITY

(1) The Parties agree that the existence and the substance of this Agreement including all Annexes hereto shall remain confidential and, subject to the requirements of mandatory law, shall not be announced or otherwise disclosed without the prior written consent of the other Party.

(2) All communications, in particular addressed to the media, to customers, to suppliers or to distributors, shall be agreed upon in advance by the Parties.

(3) This obligation of confidentiality shall not apply to information that is generally available to the public, or is required to be disclosed by law, court order or request by any governmental or regulatory authority.

                                  ARTICLE VII
                         COSTS, STAMP DUTIES AND TAXES

(1) All costs resulting from negotiation and drafting of this Agreement, including but not limited to fees charged by advisers in legal, accountancy and financial matters, shall be borne by such Party where they occurred and shall not be reimbursable by the other Party.

(2) The Purchaser and the Seller shall respectively bear 50% of any transfer and sales taxes and fees, including but not limited to, notarial fees in connection with this Agreement. The Purchaser undertakes to file the transaction documents with the relevant authorities, to the extent necessary, for the assessment of transfer taxes, stamp duties and other public dues.


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                      TRANSLATION FROM THE GERMAN LANGUAGE


                                 ARTICLE VIII
                               GENERAL PROVISIONS

(1) This Agreement and the Framework Agreement including its Annexes contain the entire agreement between the Parties relating to the transaction contemplated by this Agreement. They supersede respectively replace any previous agreements between the Parties relating to this transaction. Each of the Parties confirms that by agreeing to enter into this Agreement it does not rely on any representation, warranty or other assurance except as expressly set out in this Agreement.

(2) The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or construction of this Agreement.

(3) This Agreement shall not be amended or completed orally and shall not be amended or discharged in whole or in part, otherwise than by an instrument in writing signed by the Parties or their successors or assignees.

(4) Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition of this Agreement may be waived by the Party or Parties entitled to the benefits of such obligation, covenant, agreement or condition only by an instrument in writing signed by the Party granting such waiver. Such waiver or failure to insist upon strict compliance with any such obligation, covenant, agreement or condition shall not operate as a waiver of any other obligation, covenant, agreement or condition and shall not be deemed to represent any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any Party to this Agreement, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth above.

(5) Should any provision of this Agreement become wholly or partly invalid or unenforceable, this will not affect the validity or enforceability of the remaining provisions hereof. In this event, the Parties shall start negotiations without undue delay with a view to amend this Agreement so that the invalid or unenforceable provision shall be substituted by a valid or enforceable provision the essence and purpose of which comes as close as possible to the invalid or unenforceable provision.

(6) The failure of any Party to enforce or exercise, at any time or for any period of time, any term of, or any right or remedy arising pursuant to, or under this Agreement, does not constitute and shall not be construed as, a waiver of such term or right or remedy and shall in no way affect the Parties' right to enforce or exercise such term or right or remedy at a later time, provided that such right is not time barred or precluded. Any waiver to this effect must be expressly in writing.

(7) Neither this Agreement nor any of the rights, benefits or obligations hereunder shall be susceptible of assignment by any of the Parties hereto without the prior written consent of the other Parties.

(8) This Agreement is executed in two counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement has been produced in the German language; any translations of this


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
                      TRANSLATION FROM THE GERMAN LANGUAGE


      Agreement are for working purposes only and shall have no influence on the construction of the Agreement.

(9) All notices under this Agreement shall be in writing and shall be sent to the following addresses per registered or certified mail or by confirmed facsimile transmission:

      For the Seller:

      WABASH National Corporation,       Tel.:+765 771 5300
      1000 Sagamore Parkway South,       email: rich.dessimoz@wabashnational.com
      Lafayette, Indiana 47905, U.S.A.
      Attn.: Mr Rich Dessimoz, CEO

      For the Purchaser:

      Bayerische Trailerzug Gesellschaft
      fur bimodalen Guterverkehr mbH,
      Poccistrasse 7, D-80336 Munich
      Attn.: Management Board

(10) All such notices shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address or (iii) in the case of a facsimile transmission, upon transmission thereof by the sender and by return facsimile by the addressee confirming that the number of pages constituting the notice have been received without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously send a copy of the notice by registered mail to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

                                   ARTICLE IX
                                 APPLICABLE LAW

(1) This Agreement shall be governed by and construed in accordance with the laws of Germany, without giving effect to the principles of conflicts of law thereof. The applicability of the provisions of the United Nations Convention on Contracts for the International Sale of Goods expressly excluded.

(2) The courts of Munich shall have exclusive jurisdiction to decide on all litigations arising under and in connection with this Agreement including all its Annexes.

           [reminder of the following page intentionally left blank]


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                      TRANSLATION FROM THE GERMAN LANGUAGE


Munich, 11 January, 2002


                                 FOR THE SELLER


_____________________________                    _______________________________


                               FOR THE PURCHASER


_____________________________                    _______________________________


Agreeing to the contents of this Agreement:


____________________________________
Bimodal Verwaltungs Gesellschaft mbH


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